Exhibit 99.1

NEWS…	Contact:	Stephanie Amberg
April 25, 2006		Director of Public Relations, OSI Restaurant Partners, Inc.
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. SHAREHOLDERS APPROVE
CHANGE OF COMPANY NAME TO OSI RESTAURANT PARTNERS, INC.

Tampa, Florida, April 25, 2006 -- Outback Steakhouse, Inc. (NYSE: OSI) announced today that a Company name change was approved at its annual meeting of shareholders. The new name is OSI Restaurant Partners, Inc. The New York Stock Exchange trading symbol remains OSI. The Company will announce a new website in the near future.

“We believe our new name properly reflects our business, and the growing contribution and importance of our other brands,” said Bill Allen, Chief Executive Officer.

Headquartered in Tampa, Florida, the company was founded in 1988 and today operates 926 Outback Steakhouses (domestic and international) 205 Carrabba’s Italian Grills, 103 Bonefish Grills, 40 Fleming’s Prime Steakhouse & Wine Bars, 21 Roy’s, 32 Cheeseburger in Paradises and four Lee Roy Selmon’s restaurants.

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